VOTING AGREEMENT
THIS VOTING AGREEMENT, dated as of July 5, 2017 (this “Agreement”), is made by and among Dr. Kase Lawal, an individual (“Dr. Lawal”), Latmol Investment Limited, a limited liability company incorporated under the laws of the Federal Republic of Nigeria (“Latmol”) and Oltasho Nigeria Limited, a limited liability company incorporated under the laws of the Federal Republic of Nigeria (“Oltasho” and together with Latmol, the “Shareholders”).
RECITALS
WHEREAS, effective on April 3, 2017, Oltasho foreclosed on, and took ownership and control of, an aggregate of 116,108,833 shares of the common stock of Erin Energy Corp., a Delaware corporation (“Erin Energy” and the “Oltasho Shares”), which had been pledged by certain of the subsidiaries of CAMAC International Corporation (“CAMAC”) to secure amounts owed to Oltasho;
WHEREAS, effective on April 13, 2017, Latmol foreclosed on, and took ownership and control of, an aggregate of 1,515,927 shares of the common stock of Erin Energy (the “Latmol Shares” and together with the Oltasho Shares, the “Shares”), which had been pledged by one of the subsidiaries of CAMAC to secure amounts owed to Latmol;
WHEREAS, the Shares represent majority voting control of Erin Energy; and
WHEREAS, the Shareholders have no desire to control Erin Energy and believe that control of Erin Energy is best determined by Dr. Lawal, a United States resident, who has extensive knowledge of United States laws and the assets and operations of Erin Energy, as Dr. Lawal was, until he recently retired, the Chairman and Chief Executive Officer of Erin Energy;
WHEREAS, Dr. Lawal desires to maintain voting control over Erin Energy, and the Shareholders desire to enter into this Agreement to provide voting control over the Shares, and therefore Erin Energy, to Dr. Lawal, pursuant to the terms and conditions of this Agreement.
Accordingly, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, for $10, the receipt and sufficiency of which each Shareholder acknowledges from Dr. Lawal, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:
ARTICLE I.
SHARES AND VOTING PROXY
1.1.    The Shares. Any interest or other voting securities, or the voting rights relating thereto, of Erin Energy, that may be owned, held or subsequently acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by the Shareholders, other than the Shares, at any time during the term of this Agreement as (a) a result of the ownership of the Shares whether issued incident to any split, dividend, conversion, increase in capitalization, recapitalization, merger, consolidation, reorganization, or other transaction; and (b) any additional voting shares or other voting securities of Erin Energy, or the voting rights relating thereto, that may be owned, held or subsequently acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by the Shareholders from time to time during the Term of this Agreement; shall be included within the term “Shares” as used herein and shall be subject to the terms of this Agreement.
1.2.    Irrevocable Proxy and Power of Attorney.
1.2.1    Shareholders, by their entry into this Agreement, hereby constitute and appoint Dr. Lawal, with the power to act alone and with full power of substitution, during and for the Term, as Shareholders’ true and lawful attorney and irrevocable proxy, for and in the Shareholders’ name, place and stead, to vote or act by written consent with respect to the Shares owned or held by Shareholders as Shareholders’ proxy, and to execute all appropriate instruments consistent with this Agreement on behalf of such Shareholder, in all proceedings in which the vote or written consent of the Shareholders may be required or authorized by law during the Term (including, but not limited to actual meetings of the shareholders of Erin Energy and written consents to action) regardless of whether such Shareholders actually attend any applicable meeting or sign any applicable consent, or not (the “Proxy”). Shareholders intend the foregoing Proxy to be, and it shall be, irrevocable and coupled with an interest during the Term. All action to be taken on any question shall be determined by Dr. Lawal, or his assigns, in his/their sole discretion. Without limiting the foregoing, each Shareholder shall deliver to Dr. Lawal a duly executed Irrevocable Voting Proxy, which shall be irrevocable to the fullest extent permissible by law, in the forms attached hereto as Exhibit A simultaneously with the execution hereof.
1.2.2    The proxy and power granted by such Shareholders pursuant to this Section 1.2 are coupled with an interest. Each such proxy and power will be irrevocable for the Term hereof, and the vote (or action by written consent) of Dr. Lawal (or his assigns), in his capacity as proxyholder, shall control in any conflict between the vote (or action by written consent) of Dr. Lawal (or his assigns), in his capacity as proxyholder, with respect to each Shareholder’s Shares and the vote (or action by written consent) of each such Shareholders with respect to such Shareholder’s Shares.
1.2.3    Each Shareholder agrees that, except as required under Erin Energy’s organizational documents, as soon as reasonably practicable prior to (i) any meeting of the shareholders of Erin Energy, however called, including any adjournment, recess or postponement thereof, and (ii) the requested execution of any written consent of the shareholders of Erin Energy, such Shareholder shall notify Dr. Lawal in writing of such meeting or written consent and, in the case of a meeting, deliver to Dr. Lawal any proxy card received by such Shareholder relating thereto. Dr. Lawal agrees that he shall exercise his duty as proxyholder in accordance with the terms of this Section 1.2.
1.2.4    Each Shareholder hereby agrees that, except for this Agreement, such Shareholder (i) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to any Shares and (ii) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any Shares, in the case of each of clause (i) and (ii), that would prevent the Shareholder’s compliance with this Agreement.
1.3.    Termination. The provisions of this Agreement shall terminate upon the earlier of (a) the written consent of Dr. Lawal; or (b) July 31, 2027, unless the term hereof is extended with the mutual consent of the parties (the “Term”).
1.4.    Reservation of Rights. All other rights and privileges of ownership of the Shares shall be reserved to and retained by Shareholders, except to the extent expressly set forth herein.
ARTICLE II.
TRANSFERS
2.1.    General Restrictions. Each Shareholder agrees that during the Term, such Shareholder shall not, and shall not permit anyone else to, (i) sell, transfer, encumber, pledge, assign or otherwise dispose of any of the Shares, (ii) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto, or (iii) enter into any contract, option or other legally binding undertaking providing for any transaction provided in (i) or (ii) hereof (each a “Transfer”), unless such Shareholder has received the prior written authorization for such Transfer from Dr. Lawal and unless the proposed transferee or pledgee shall have entered into a joinder to this Agreement in the form of Exhibit B hereto with Dr. Lawal. Any Transfer not in accordance with this Section 2.1 shall be deemed to constitute a Transfer by such Shareholder in violation of this Agreement, shall be void ab initio, and Erin Energy shall not recognize any such Transfer.
ARTICLE III.
REASONABLE EFFORTS TO COOPERATE.
3.1.    Each Shareholder shall, upon receipt of reasonable advance notice by Dr. Lawal, without further consideration, promptly provide any customary information reasonably requested by Dr. Lawal that is necessary for any regulatory application or filing made or approval sought in connection with the transactions contemplated by this Agreement (including filings with any governmental authority).
3.2.    Each Shareholder hereby consents to the publication and disclosure in any documents or communications provided by Dr. Lawal or Erin Energy to any governmental authority or to Erin Energy’s security holders of such Shareholder’s identity and beneficial and record ownership of the Shares and the nature of such Shareholder’s commitments, arrangements and understandings under and relating to this Agreement.
3.3.    Each Shareholder hereby agrees, until the termination of this Agreement in accordance with its terms, to promptly notify Dr. Lawal in writing of the number of additional Shares or other securities of Erin Energy acquired by such Shareholder, if any, after the date hereof.
ARTICLE IV.
GENERAL PROVISIONS
4.1.    Certificate Legend. Each certificate evidencing Shares held by a Shareholder shall bear a legend substantially to the following effect (the “Legend”):
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE VOTING AGREEMENT, DATED JULY 5, 2017, BY AND AMONG DR. KASE LAWAL AND THE SHAREHOLDERS LISTED THEREIN (AS AMENDED FROM TIME TO TIME), PURSUANT TO WHICH, AMONG OTHER THINGS, THE SHAREHOLDERS PROVIDED DR. LAWAL AN IRREVOCABLE VOTING PROXY TO VOTE THE SHARES EVIDENCED BY THIS CERTIFICATE.”
The Legend shall be promptly removed by Erin Energy, with respect to any certificates evidencing Shares, by the delivery of substitute certificates without such Legend, in the event of a Transfer permitted by this Agreement and in which the transferee is not required to be bound by, or become a party to, this Agreement with respect to such Shares. Notwithstanding anything to the contrary in this Agreement, to the extent that the Shares are held in uncertificated form, the Shareholders acknowledge and agree that Erin Energy may cause the Legend required pursuant to this Agreement to be reflected in the records of the transfer agent of Erin Energy and may cause such transfer agent to comply with the provisions of this Section 4.1 relating to the removal of the Legend.
4.2.    Proxyholder’s Liability. Dr. Lawal, in his capacity as a proxyholder pursuant to Section 1.2, shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law nor for anything which Dr. Lawal may do or refrain from doing in good faith in his capacity as a proxyholder, nor shall Dr. Lawal have any accountability hereunder, except for his own bad faith, gross negligence or willful misconduct. Furthermore, upon any judicial or other inquiry or investigation of or concerning Dr. Lawal’s acts pursuant to his rights and powers as a proxyholder, such acts shall be deemed reasonable and in the best interests of the Shareholders unless proved to the contrary by clear and convincing evidence. The provisions contained in this Section 4.2 shall survive the termination of this Agreement (or any provision hereof).
4.3.    Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 4.3, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 4.3, but which acknowledgement of acceptance shall include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to the applicable party or parties at the address specified on the signature page hereof, subject to notice of changes thereof from any party with at least ten (10) business days’ notice to the other parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.
4.4.    Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
4.5.    Review of Agreement and Representations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.
4.6.    Entire Agreement. This Agreement (including the exhibits and schedules hereto and thereto) contain all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.
4.7.    Authority to Enter Into Agreement. Each of the parties to this Agreement hereby represents and warrants to the other that it is duly authorized and empowered to execute, deliver and perform this Agreement and the transactions contemplated herein, and that such actions do not conflict with or violate any provision of law, regulation, policy, contract, deed of trust or other instrument to which it is a party or by which it is bound and that this Agreement constitutes a valid and binding obligation of it enforceable in accordance with its terms. Assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the parties enforceable against each party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.
4.8.    Third-Party Beneficiary. Except for Erin Energy’s rights hereunder to reject a Transfer not in compliance with the terms of this Agreement, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm, corporation or other entity other than the parties hereto any remedy or claim under or by reason of this Agreement or any terms or conditions hereof, and all of the terms, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and Erin Energy, as applicable.
4.9.    Governing Law. This Agreement and any claim, controversy or dispute arising under or related thereto, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in law or in equity, in contract, tort or otherwise, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas without regard to its rules regarding conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
4.10.    Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to Transfers approved under ARTICLE II, the Shareholders may not, directly or indirectly, assign any of their rights or delegate any of their obligations under this Agreement, by operation of law or otherwise, without the prior written consent of Dr. Lawal. Any purported direct or indirect assignment in violation of this Section 4.10 shall be void and of no force or effect.
4.11.    Submission to Jurisdiction; Service. Each party (a) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States District Court for the Southern District of Texas or any Texas State Court sitting in Houston, Texas, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in such courts, (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (e) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the aforesaid courts. The parties to this Agreement agree that the provision of notice in connection with any such action or proceeding in the manner provided in Section 4.3 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.
4.12.    Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.
4.13.    Waiver and Amendment. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed in the case of an amendment, by Dr. Lawal and the Shareholders. No failure on the part of a party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
4.14.    Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered and understands the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 4.14.
4.15.    Specific Performance. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court for the Southern District of Texas or any Texas State Court sitting in Houston, Texas, this being in addition to any other remedy at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. The parties agree that they shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at law.
4.16.    Other Matters. Notwithstanding anything to the contrary contained in this Agreement or otherwise, there shall be no recovery pursuant to this Agreement by any party for any punitive, exemplary, consequential, incidental, treble, special, or other similar damages (other than those actually paid in connection with a third party claim) in any claim or proceeding by one party against another arising out of or relating to a breach or alleged breach of any representation, warranty, covenant, or agreement under this Agreement by the other party.
4.17.    Fees and Expenses. Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such fees or expenses.
4.18.    Further Assurances. Each Shareholder hereby covenants that it will, whenever and as reasonably requested by Dr. Lawal and at such Shareholder’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as Dr. Lawal may reasonably require in order to complete, insure and perfect the terms and conditions of this Agreement, the Proxy and the rights provided in connection with the Proxy.
4.19.    Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of Erin Energy’s voting securities hereafter to any Shareholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or similar transaction), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth above. Wherever in this Agreement (or the Proxy) there is a reference to a specific number of Shares of the equity securities of Erin Energy, then, upon the occurrence of any of foregoing events, the specific number of Shares so referenced in this Agreement (or the Proxy) shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such event.
4.20.    Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (c) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Agreement, including the Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) references to “written” or “in writing” include in electronic form; (g) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (h) any reference to “days” means calendar days unless business days are expressly specified; and (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a business day, the period shall end on the next succeeding business day.
4.21.    Successor Proxy. In the event that Dr. Lawal is unable or unwilling to serve as the proxy of Shareholders hereunder, a successor proxy may be appointed by Dr. Lawal at his discretion. A successor proxy shall be vested with all the rights, powers and authority as if originally named in this Agreement. The Shareholders shall re-execute and provide such successor proxy any and all voting proxies and other confirmations as such successor proxy may reasonably request to reflect the successor proxy as proxy of Shareholders hereunder.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.
“DR. LAWAL”
_________________
Dr. Kase Lawal

Address for notice:
Attn:______________
1330 Post Oak Blvd.
Ste. 2200
Houston, Texas 77056
Fax: 713.965.5128
Email:_____________

[Signature page of Shareholders follows.]

“Shareholders”
“Latmol”
Latmol Investment Limited
By: _________________
Name:     _________________
Title:     _________________
Address for notice:
Attn:______________
26 T.Y. Danjuma Street, F.C.T.
Abuja, Nigeria
Fax:_____________
Email:_____________

“Oltasho”

Oltasho Nigeria Limited
By: _________________
Name:     _________________
Title:     _________________
Address for notice:
Attn:______________
26 T.Y. Danjuma Street, F.C.T.
Abuja, Nigeria
Fax:_____________
Email:_____________

“Erin Energy”
Confirming the restrictions on Transfer described in the Agreement above, the Legend requirements, and that Erin Energy agrees to use commercially reasonable efforts: (a) to assist in the enforcement of the terms of this Agreement, including, without limitation; (b) to inform the parties of this Agreement of any breach of this Agreement (to the extent Erin Energy has knowledge thereof); and (c) to assist the parties of this Agreement in the exercise of their rights and the performance of their obligations under this Agreement:
Erin Energy Corp.
By: _________________
Name:     _________________
Title:     _________________

EXHIBIT A

IRREVOCABLE VOTING PROXY
Latmol Investment Limited, a limited liability company incorporated under the laws of the Federal Republic of Nigeria (“Shareholder”), a shareholder of common stock of Erin Energy Corp., a Delaware corporation (the “Company”), which beneficially owns 1,515,927 shares of the common stock (the “Shares”, which term shall include such other shares as it may come to own or have voting control over, as described in greater detail in the Voting Agreement, dated July 5, 2017, which this Irrevocable Voting Proxy is attached to as Exhibit A) of the Company as of the date hereof, hereby appoints Dr. Kase Lawal, an individual, as its proxy (the “Proxy”), with the power to act alone and with full power of substitution, during and for the Term, as Shareholder’s true and lawful attorney and irrevocable proxy, for and in the Shareholder’s name, place and stead, to vote or act by written consent with respect to the Shares owned or held by Shareholders as Shareholder’s proxy, and to execute all appropriate instruments consistent with this Irrevocable Voting Proxy on behalf of such Shareholder, in all proceedings in which the vote or written consent of the shareholders may be required or authorized by law during the Term (including, but not limited to actual meetings of the shareholders of the Company and written consents to action) regardless of whether such Shareholder actually attends any applicable meeting or signs any applicable consent, or not, as if the undersigned were present and voting such Shares.
Upon Stockholder’s execution of this Irrevocable Voting Proxy, any and all prior proxies (other than this Irrevocable Voting Proxy) given by Stockholder with respect to the subject matter contemplated by this Irrevocable Voting Proxy are hereby revoked with respect to such subject matter and Stockholder agrees not to grant any subsequent proxies with respect to such subject matter or enter into any agreement or understanding with any person to vote or give instructions with respect to such subject matter in any manner inconsistent with the terms of this Irrevocable Voting Proxy until after the expiration of the Term (as defined below).
The Proxy named above, and his assigns, are hereby authorized and empowered by Stockholder, at any time prior to the end of the Term, to act as Stockholder’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of Stockholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228(a) of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting
The undersigned hereby affirms that this Irrevocable Voting Proxy, which shall be irrevocable to the fullest extent permissible by law, is coupled with an interest and ratifies and confirms all that the Proxy may lawfully do or cause to be done by virtue hereof. This Irrevocable Voting Proxy shall terminate upon the earlier of (a) the written consent of Proxy; or (b) July 31, 2027, unless the term hereof is extended with the mutual consent of the parties (the “Term”).
All authority herein conferred shall be binding upon the heirs, representatives, successors and assigns of Stockholder. Executed this __________ day of July, 2017.
LATMOL INVESTMENT LIMITED

By:_______________________

Its:_______________________

Printed Name:_________________

1,515,927 shares of Common Stock*
* And such other shares as Shareholder may come to own or have voting control over, as described in greater detail in the Voting Agreement, which this Irrevocable Voting Proxy is attached to as Exhibit A.

IRREVOCABLE VOTING PROXY
Oltasho Nigeria Limited, a limited liability company incorporated under the laws of the Federal Republic of Nigeria (“Shareholder”), a shareholder of common stock of Erin Energy Corp., a Delaware corporation (the “Company”), which beneficially owns 116,108,833 shares of the common stock (the “Shares”, which term shall include such other shares as it may come to own or have voting control over, as described in greater detail in the Voting Agreement, dated July 5, 2017, which this Irrevocable Voting Proxy is attached to as Exhibit A) of the Company as of the date hereof, hereby appoints Dr. Kase Lawal, an individual, as its proxy (the “Proxy”), with the power to act alone and with full power of substitution, during and for the Term, as Shareholder’s true and lawful attorney and irrevocable proxy, for and in the Shareholder’s name, place and stead, to vote or act by written consent with respect to the Shares owned or held by Shareholders as Shareholder’s proxy, and to execute all appropriate instruments consistent with this Irrevocable Voting Proxy on behalf of such Shareholder, in all proceedings in which the vote or written consent of the shareholders may be required or authorized by law during the Term (including, but not limited to actual meetings of the shareholders of the Company and written consents to action) regardless of whether such Shareholder actually attends any applicable meeting or signs any applicable consent, or not, as if the undersigned were present and voting such Shares.
Upon Stockholder’s execution of this Irrevocable Voting Proxy, any and all prior proxies (other than this Irrevocable Voting Proxy) given by Stockholder with respect to the subject matter contemplated by this Irrevocable Voting Proxy are hereby revoked with respect to such subject matter and Stockholder agrees not to grant any subsequent proxies with respect to such subject matter or enter into any agreement or understanding with any person to vote or give instructions with respect to such subject matter in any manner inconsistent with the terms of this Irrevocable Voting Proxy until after the expiration of the Term (as defined below).
The Proxy named above, and his assigns, are hereby authorized and empowered by Stockholder, at any time prior to the end of the Term, to act as Stockholder’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of Stockholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228(a) of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting
The undersigned hereby affirms that this Irrevocable Voting Proxy, which shall be irrevocable to the fullest extent permissible by law, is coupled with an interest and ratifies and confirms all that the Proxy may lawfully do or cause to be done by virtue hereof. This Irrevocable Voting Proxy shall terminate upon the earlier of (a) the written consent of Proxy; or (b) July 31, 2027, unless the term hereof is extended with the mutual consent of the parties (the “Term”).
All authority herein conferred shall be binding upon the heirs, representatives, successors and assigns of Stockholder. Executed this __________ day of July, 2017.
OLTASHO NIGERIA LIMITED

By:_______________________

Its:_______________________

Printed Name:_________________

116,108,833 shares of Common Stock*

* And such other shares as Shareholder may come to own or have voting control over, as described in greater detail in the Voting Agreement, which this Voting Proxy is attached to as Exhibit A.

EXHIBIT B
FORM OF JOINDER TO VOTING AGREEMENT
THIS JOINDER (this “Joinder”) to the Voting Agreement, dated as of July 5, 2017 (as amended or restated from time to time, the “Agreement”), by and among Dr. Kase Lawal, an individual (“Dr. Lawal”), Latmol Investment Limited, a limited liability company incorporated under the laws of the Federal Republic of Nigeria (“Latmol”) and Oltasho Nigeria Limited, a limited liability company incorporated under the laws of the Federal Republic of Nigeria (“Oltasho” and together with Latmol, the “Shareholders”), is made and entered into as of                  by and between Dr. Lawal and                          (“Joining Shareholder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.
WHEREAS, on the date hereof, Joining Shareholder has [acquired/been issued]                  Shares [from             ] and the Agreement and Dr. Lawal require Joining Shareholder, as a holder of such Shares, to become a party to the Agreement, and Joining Shareholder agrees to do so in accordance with the terms hereof.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:
1. Agreement to be Bound. Joining Shareholder hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, an “Shareholder” for all purposes thereof and entitled to all the rights incidental thereto.
2. Notice. For purposes of providing notice pursuant to the Agreement, the address of Joining Shareholder is as follows:
[Name]
[Address]
[Facsimile Number]
[Email]
3. Governing Law. This Agreement and the rights of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Texas without regard to its rules regarding conflicts of Law to the extent that the application of the Laws of another jurisdiction would be required thereby.
4. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.
5. Counterparts. This Joinder may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and all of which together will be considered one and the same Joinder and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party or parties. For purposes of this Joinder, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the parties agree to exchange original signatures as promptly as possible.
IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of             .
DR. KASE LAWAL
_________________

[___________________]
By: _________________
Name:     _________________
Title:     _________________

Voting Agreement